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                                                                    EXHIBIT 99.1


                   PRELIMINARY COPY -- SUBJECT TO COMPLETION



                                     PROXY


                         BARRETT RESOURCES CORPORATION
                             PROXY SOLICITED BY THE
                      BARRETT RESOURCES BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 2, 2001



     The undersigned hereby appoints Eugene A. Lang, Jr. and Stephen J. Malcolm, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Barrett Resources
Corporation, a Delaware corporation, which the undersigned may be entitled to vote at the special meeting of stockholders of Barrett Resources Corporation scheduled for Thursday, August 2, 2001, at the Westin Hotel-Tabor Center, 1672
Lawrence Street, Denver, Colorado, at 9:00 a.m. Denver time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.


     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF
SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE
THEREWITH.

             (Continued, and to be dated and signed on other side)
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
This proxy when properly executed will be voted              Please mark your vote as               [X]
in the manner directed herein by the undersigned             indicated in this example.
stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY
WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND
PLAN OF MERGER LISTED IN PROPOSAL 1. YOUR BOARD
OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1


PROPOSAL 1:  To approve and adopt the Agreement and Plan of Merger, dated as of
             May 7, 2001, among The Williams Companies, Inc., Resources
             Acquisition Corp., a wholly owned subsidiary of Williams, and Barrett Resources Corporation.

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
            [ ]  FOR                        [ ]  AGAINST                    [ ]  ABSTAIN


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO CONSIDER    Please sign exactly as your name appears
AND ACT UPON SUCH OTHER MATTERS OR PROPOSALS AS MAY            hereon. If the shares are registered in
PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND ANY         the names of two or more persons, each
POSTPONEMENT, CONTINUATION AND ADJOURNMENT THEREOF.            should sign. Executors, administrators,
                                                               trustees, guardians and
                                                               attorneys-in-fact should add their
                                                               titles. If signer is a corporation,
                                                               please give full corporate name and have
                                                               a duly authorized officer sign, stating
                                                               title. If signer is a partnership,
                                                               please sign in partnership name by
                                                               authorized person.
PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN
  THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF
  MAILED IN THE UNITED STATES.
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SIGNATURE:------------------------  DATE:------------


SIGNATURE:------------------------  DATE:------------